UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On May 17, 2024 (the “Closing Date”), Star Equity Holdings, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Timber Technologies, Inc. (the “Seller”), pursuant to which the Company acquired substantially all of the assets used in the business of the Seller and assumed certain liabilities of the Seller, as set forth in the Purchase Agreement (the “Acquisition”).
As consideration for the Acquisition, under the Purchase Agreement, the Seller is entitled to receive consideration of up to $24.1 million, subject to certain post-closing adjustments, including an earn-out provision and a hold back to satisfy certain indemnification obligations under the Purchase Agreement. The earn-out provision is based on Adjusted EBITDA thresholds for two successive measurement periods of twelve months, with the first measurement period ending one year after the Closing Date. If the threshold is met, an earn-out payment may be remitted to the Seller. In connection with the Acquisition, the Seller is also selling all of the Owned Real Property (as defined in the Purchase Agreement) to 106 Bremer, LLC, a wholly-owned subsidiary of the Company, pursuant to a Real Estate Sales Agreement for $3.0 million, which is expected to close within the next 30 to 60 days.
In connection with the Acquisition, two members of the Seller entered into employment agreements with the Company. In addition, the Company issued a total of 90,000 RSUs from its 2022 Inducement Stock Incentive Plan to three of the Seller’s employees at the closing of the Acquisition.
The Purchase Agreement contains representations, warranties and covenants of the Company that are customary for a transaction of this nature. The Purchase Agreement also contains indemnification obligations of the parties thereto.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Term Loan Agreement
In connection with the completion of the Acquisition, on May 17, 2024, Timber Technologies Solutions, Inc., a wholly-owned subsidiary of the Company (the “Borrower”), entered into a Loan Agreement (the “Bridgewater Loan Agreement”) with Bridgewater Bank (“Bridgewater”) and issued a Term Promissory Note to Bridgewater thereunder (the “Facility”). All borrowings under the Facility bear interest at 7.85%, with interest payable monthly and the outstanding principal balance payable on May 20, 2029 (the “Maturity Date”). The Bridgewater Loan Agreement also provides for certain fees payable to Bridgewater during its term. The Borrower’s obligations under the Facility are guaranteed by the Company and secured by all of the Borrower’s inventory, equipment, accounts and other intangibles, and all proceeds of the foregoing.
The Bridgewater Loan Agreement contains representations, warranties, affirmative and negative covenants, events of default and other provisions customary for financings of this type. The occurrence of any event of default under the Bridgewater Loan Agreement may result in the obligations of the Borrower becoming immediately due and payable.
Simultaneous with the execution of the Bridgewater Loan Agreement, the Company entered into that certain Guaranty, dated May 17, 2024 (the “Guaranty”), pursuant to which the Company agreed to guarantee all amounts borrowed by the Borrower under the Bridgewater Loan Agreement.
The foregoing descriptions of the Bridgewater Loan Agreement, the Term Promissory Note, and the Guaranty do not purport to be complete and are qualified in their entirety by the terms and conditions of the Bridgewater Loan Agreement, the Term Promissory Note and the Guaranty, copies of which are filed as Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 hereto, respectively, and incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.
On May 20, 2024, the Company issued a press release announcing the Acquisition. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses or Funds Acquired.
The financial statements required by Item 9.01(a) of Form 8-K with respect to the Acquisition will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b)  Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) with respect to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits:

Exhibit No.	Description

10.1	Asset Purchase Agreement, by and among Star Equity Holdings, Inc., Timber Technologies Inc., and Tom Niska and Dale Schiferl, et. al., dated as of May 17, 2024.*
10.2	Loan Agreement, dated May 17, 2024, by and between Star Equity Holdings, Inc. and Bridgewater Bank.*
10.3	Term Promissory Note dated May 17, 2024.*
10.4	Guaranty, dated May 17, 2024, by Star Equity Holdings, Inc.*
10.5	Form of Real Estate Sales Agreement
99.1	Press Release, dated May 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     May 20, 2024